EXHIBIT 10.2

UNWIND AGREEMENT AND MUTUAL RELEASE

This Unwind Agreement and Mutual Release is by and among AlphaPoint Technology, Inc., a Delaware corporation (“APPO”), N’compass Solutions, Inc., a Minnesota corporation (“NSI”), and the Shareholders of NSI: Kristin F. Paul, Christopher J. Flaherty, Keith A. Meierhofer, Christopher J. Pinc, Thomas H. Frahm, Thomas J. Muggli and Joshua J. Verhelst (the “NSI Shareholders”) (each hereinafter referred to as a “Party” and collectively referred to as the “Parties”).

RECITALS

WHEREAS, on or about December 19, 2014 the Parties executed a Share Exchange Agreement and other agreements, as listed in Schedule 1 and attached hereto, (collectively referred to as the “Agreements”) for the exchange of shares between APPO and the NSI Shareholders and the acquisition of NSI by APPO.

WHEREAS pursuant to the Agreements, NSI Shareholders tendered stock powers to Sanford, Pierson, Thone & Strean, PLC, representing all of the issued and outstanding NSI stock to APPO (the “NSI Shares”) subject to a retained and perfected security interest, and, in exchange, APPO issued 127,832,453 shares in book format at the transfer agent of APPO Stock to the NSI Shareholders (the “APPO Shares”).

WHEREAS the Parties desire to unwind and rescind the Agreements such that APPO relinquishes any claim to NSI and to the NSI Shares, the NSI Shareholders surrender and relinquish any claim to all of the APPO shares, and all director appointments to either NSI or APPO are rescinded, such that each of the Agreements as signed is now null and void.

WHEREAS, to accomplish the unwinding of the Share Exchange Agreement and subject to the terms and conditions below, APPO desires to return to the NSI shareholders and the NSI Shareholders desire to take back all of the NSI shares in exchange for the NSI Shareholders return of the APPO Shares to APPO:

NOW, THEREFORE, the Parties agree as follows:

1.

Recitals.  The above recitals are true and correct and incorporated herein.

2.

Defined Terms.  All defined terms used herein and in the Agreements not otherwise defined will have the same meaning as set forth in the Share Exchange Agreement.

3.

Termination of Agreement.  The Agreements providing for the exchange of shares between APPO and the NSI Shareholders and the acquisition of NSI by APPO are terminated pursuant to this Unwind Agreement and Mutual Release.

4.

Unwind.

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4.1.

Approval of Unwind.

4.1.1.

The APPO Board of Directors and the requisite APPO Shareholders, if necessary, have approved this Unwind Agreement and Mutual Release and the transactions contemplated hereby, on or before the Closing Date.

4.1.2.

The NSI Board of Directors and the requisite NSI Shareholders, if necessary, have approved this Unwind Agreement and Mutual Release, and the transactions contemplated hereby on or before the Closing Date.

4.2.

The Unwind.  In accordance with the provisions of this Unwind Agreement and Mutual Release on the Closing Date (as defined below),

4.2.1.

Delivery of Stock Cancellation Requests with Medallion Guaranteed Stock Powers.  The NSI Shareholders and or their assigns shall deliver to APPO their notarized instructions to Island Stock Transfer to return to APPO the APPO Shares issued to them constituting all of the APPO common stock owned by the NSI Shareholders and their assigns, along with medallion guaranteed stock powers.

4.2.2.

Delivery of Consent to Destroy Stock Powers.  APPO shall deliver to Sanford, Pierson, Thone & Strean, PLC, the holder of the NSI Shareholders’ stock powers, its consent to destroy stock powers purportedly transferring or assigning NSI stock to APPO, constituting all of the NSI common stock pledged to APPO and its assigns, including the rights to any warrants, earn out shares or other form of equity.

4.3.

No Further Ownership Rights.

4.3.1.

From and after the Closing Date, the NSI Shareholders shall cease to have any rights with respect to APPO, the APPO Shares, including the rights to any warrants, earn out shares or other form of equity, and any of APPO’s (and its Affiliates’) properties.

4.3.2.

From and after the Closing Date, APPO and its Affiliates shall cease to have any rights with respect to NSI, the NSI Shares, including the rights to any warrants, earn out shares or other form of equity, and any of NSI’s (and its Affiliates’) properties.

4.4.

Resignations. On the Closing Date,

4.4.1.

Christopher Flaherty and Christopher Pinc shall deliver their resignations as directors of APPO, and

4.4.2.

Gary W. Macleod shall deliver his resignation as director and employee of NSI.

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4.4.3.

Any employment agreements included in the Agreements shall be rescinded.

5.

Transactions Related to the Unwind.

5.1 Mutual Release. Each Party on behalf of itself and its respective partners, agents, assigns, heirs, officers, directors, employees executors, and attorneys (“Affiliates”) hereby forever and finally releases, relieves, acquits, absolves and discharges the other party and their Affiliates from any and all losses, claims, debts, liabilities, demands, obligations, promises, acts, omissions, agreements, costs and expenses, damages, injuries, suits, actions and causes of action, of whatever kind or nature, whether known or unknown, suspected or unsuspected, contingent or fixed, that they may have against the other party and their Affiliates, including without limitation claims for indemnification, based upon, related to, or by reason of any matter, cause, fact, act or omission occurring or arising at any moment out of the Agreements.

5.1.1

Each party acknowledges that this mutual release does not constitute any admission of liability whatsoever on the part of any of the undersigned.

5.2  Non-Disparagement. Each Party on behalf hereby agrees of itself and its respective partners, agents, assigns, heirs, officers, directors, employees executors, and attorneys (“Affiliates”) that neither Party will make any statement that is disparaging about the others, any of its officers, directors, shareholders, or employees including, but not limited to, any statement that disparages the products, services, finances, financial condition, capabilities or other aspect of the business of APPO or NSI.  Each Party further agrees that they will not engage in any conduct that is intended to inflict harm upon the professional or personal reputation of the APPO and NSI or any of their respective officers, directors, shareholders or employees. Each Party hereby agrees that each Party or any of their officers, directors, or shareholders, will not make any statement that is disparaging about the any other Party.  Each Party and their officers, directors, or shareholders further agree that they and their officers will not engage in any conduct that is intended to inflict harm upon the professional or personal reputation of any other Party.

5.3

Indemnification. Each Party shall defend, indemnify, and hold the other harmless from and against any and all losses, damages, liabilities and expenses (including penalties and attorneys’ fees) which are incurred or suffered by or imposed upon another Party arising out of or relating to (i) any failure or breach by the Party to perform any of its covenants, agreements or obligations under this Unwind Agreement and Mutual Release, or (ii) any inaccuracy or incompleteness of any of the representations and warranties of the Party contained in this Agreement or in any Exhibit delivered in connection with this Unwind Agreement and Mutual Release.

5.4.

 Mutual Confidential Non-Disclosure.  During the months leading up to December 22, 2014 and through the date of this Closing as stated in Section 6, below, the Parties have obtained certain confidential and proprietary information regarding each other’s operations.  Each Party shall agree to maintain as confidential all confidential information obtained as provided in the Mutual Nondisclosure Agreement, in form and content substantially similar to that attached hereto as Exhibit 5.1.

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5.5.

Expenses. Since the date of the Agreements and through the date of Closing, the Parties have incurred and may yet incur various expenses, costs and fees, such as legal and accounting fees and other costs and expenses associated with the Agreements, subsequent operations, and the Unwind Agreement and Mutual Release.  The Parties hereby agree that each party shall be responsible for their own expenses, costs, and fees and shall not look to any other party for reimbursement or payment of said expenses, costs, and fees.

6.

Closing.  The Closing shall be on April 14, 2015, (the “Closing Date”) at which time the deliveries provided for herein shall be made. If no deliveries need be made, the closing shall occur upon execution of this Unwind Agreement and Mutual Release.

6.1.

Closing; Closing Date. The Parties to this Unwind Agreement and Mutual Release shall cause this Unwind Agreement and Mutual Release to become effective and consummate the other transactions contemplated by this Unwind Agreement and Mutual Release on the Closing Date, unless such date is extended by the requirements of law or the mutual agreement of the Parties. This Unwind Agreement and Mutual Release shall become effective when executed and delivered by all of the parties hereto.

6.2.

APPO Closing Actions. At the Closing, APPO shall deliver or cause to be delivered to the NSI Shareholders the following fully executed documents and/or shall take the following actions at the Closing, all of such actions being deemed to occur simultaneously:

6.2.1.

Resolutions of the board of directors of APPO authorizing this Unwind Agreement and Mutual Release.

6.2.2.

Notarized Consent to Destroy Stock Powers described in Section 4.2.2.

6.2.3.

Mutual Confidential Nondisclosure Agreement described in Section 5.1. (see Exhibit 5.1).

6.3.

NSI and NSI Shareholders Closing Actions. At the Closing, the NSI and NSI Shareholders and each of them shall deliver or cause to be delivered to APPO the following documents and/or shall take the following actions at the Closing, all of such actions being deemed to occur simultaneously:

6.3.1.

Resolutions of the board of directors of NSI dated at or about the Closing Date authorizing   this Unwind Agreement and Mutual Release.

6.3.2.

Notarized instructions to cancel all APPO shares and medallion guaranteed stock powers as described in Section 4.2.1.

6.3.3.

Mutual Confidential Nondisclosure Agreement described in Section 5.1. (see Exhibit 5.1).

6.4.

Other Actions.

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6.4.1.

Each of the Parties to this Unwind Agreement and Mutual Release shall have otherwise executed whatever documents and agreements, provided whatever consents or approvals and shall have taken all such other actions as are required under this Unwind Agreement and Mutual Release.

6.4.2.

Each of the Parties hereto agree that no public or private announcement of this transaction shall be made, without the mutual written consent and agreement of the Parties hereto. This provision may be enforceable by equitable means by any party hereto, and each of the Parties hereto consents to injunctive or other such equitable relief to enforce the provisions hereof.

6.4.3.

Upon receiving content approval from NSI, the Parties agree that APPO will file a Form 8-K with the U.S Securities and Exchange Commission (“SEC”) within four (4) days of the date first above written reporting this Unwind Agreement and Mutual Release and any announcement referenced in Section 6.4.2 above.

6.5.

Status. The Parties agree that they are being returned to their status and position as they existed before the closing and that there shall be no obligations on the part of any of the Parties hereto.

7.

REPRESENTATIONS AND WARRANTIES OF APPO

7.1.

APPO hereby makes the following representations and warranties.

7.1.1.

Organization and Qualification. APPO is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. APPO is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its business or the character of its properties requires such qualification. APPO is a C Corporation for income tax purposes. No action has been taken to revoke APPO’s C Corporation election.

7.1.2.

Authorization; Validity and Effect of Agreement. APPO has the requisite corporate power and authority to execute, deliver and perform its obligations under this Unwind Agreement and Mutual Release and to consummate this Unwind Agreement and Mutual Release. The execution and delivery of this Unwind Agreement and Mutual Release by APPO and the performance by APPO of its obligations hereunder and the consummation of the Unwind have been duly authorized by its board of directors and its shareholders and all other necessary company action on the part of APPO has been taken and no other company proceedings on the part of APPO are necessary to authorize this Unwind Agreement and Mutual Release and this Unwind Agreement and Mutual Release. This Unwind Agreement and Mutual Release has been duly and validly executed and delivered by APPO and, assuming that it has been duly authorized, executed and delivered by the other Parties hereto, constitutes a legal, valid and binding obligation of APPO, enforceable against it in accordance with its terms, subject to

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the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

7.1.3.

No Conflict; Required Filings and Consents. Neither the execution and delivery of this Unwind Agreement and Mutual Release by APPO nor the performance by APPO of its obligations hereunder, nor the consummation of the Unwind pursuant to the terms of the Unwind,

7.1.3.1.

shall conflict with APPO certificate or articles of incorporation or bylaws;

7.1.3.2.

shall violate any statute, law, ordinance, rule or regulation applicable to APPO, or any of its assets or properties;

7.1.3.3.

shall violate, breach, be in conflict with or constitute a default under any Material Contract or any order, judgment or decree to which APPO is a party or by which APPO, or any of its respective assets or properties is bound or encumbered.

7.1.4.

Filing of Required Reports. To the best of APPO’s knowledge, APPO has filed with all appropriate governmental and regulatory agencies all forms, reports, schedules, statements and other documents required to be filed by it under applicable law, rule or regulation.

7.1.5.

Security Agreements. APPO represents and warrants that there has been no assignment or transfer of or giving of a security interest in or encumbrance upon any interest in any claim which it or its Affiliates may have against NSI, any NSI Shareholder or upon any asset of NSI.

7.1.6.

Review. APPO represents that it has: (i) has carefully read this Unwind Agreement and Mutual Release; (ii) knows the contents of this Unwind Agreement and Mutual Release; (iii) has had the advice of counsel of such party’s choosing in connection with the subject matter hereof, and the advice thereof is reflected in the provisions of this Unwind Agreement and Mutual Release; and (iv) has not been influenced to any extent whatsoever in doing so by any other Party or by any other person or entity, except for those representations, statements and promises expressly set forth herein.

7.1.7.

Information and Statements. No representation or warranty made by or on behalf of the APPO under the Unwind Agreement and Mutual Release contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made, in light of the circumstances under which they are made, not misleading.

7.1.8.

Cooperation on Tax Matters. APPO agrees to furnish or cause to be furnished to the other Parties upon request as promptly as practicable such

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information (including access to books and records) and information and assistance relating to the Agreements as is reasonably necessary for the filing of any tax or information return, for the preparation of any tax audit, and for the prosecution or defense of any claim, suit or proceeding relating to any proposed tax adjustment.

8.

REPRESENTATIONS AND WARRANTIES OF THE NSI SHAREHOLDERS

8.1.

Each of the NSI Shareholders hereby makes the following representations and warranties:

8.1.1.

Authority and Qualification. Each of the NSI Shareholders has the power and authority to enter into this Unwind Agreement and Mutual Release.

8.1.2.

Authorization; Validity and Effect of Agreement. This Unwind Agreement and Mutual Release has been duly and validly executed and delivered by the NSI Shareholders and, assuming that it has been duly authorized, executed and delivered by the other Parties hereto, constitutes a legal, valid and binding obligation of the NSI Shareholders, in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

8.1.3.

No Conflict; Required Filings and Consents. Neither the execution and delivery of this Unwind Agreement and Mutual Release by any of the NSI Shareholders of their obligations hereunder, nor the consummation of the Unwind:

8.1.3.1.

shall conflict with any other agreement to which they are a party;

8.1.3.2.

shall violate any statute, law, ordinance, rule or regulation, applicable to any of them; or

8.1.3.3.

shall violate, breach, be in conflict with or constitute a default under any Material Contract or any order, judgment or decree to which any NSI Shareholder is a party or by which it or any of its assets or properties is bound or encumbered.

8.1.4.

Security Agreements. NSI and NSI Shareholders represent and warrant that there has been no assignment or transfer of or giving of a security interest in or encumbrance upon any interest in any claim which they may have against any other Party or upon any APPO asset.

8.1.5.

Review. NSI and the NSI shareholders represent that such party: (i) has carefully read this Unwind Agreement and Mutual Release; (ii) knows the contents of this Unwind Agreement and Mutual Release; (iii) has had the advice

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of counsel of such party’s choosing in connection with the subject matter hereof, and the advice thereof is reflected in the provisions of this Unwind Agreement and Mutual Release; and (iv) has not been influenced to any extent whatsoever in doing so by any other Party or by any other person or entity, except for those representations, statements and promises expressly set forth herein.

8.1.6.

Information and Statements. No representation or warranty made by or on behalf of NSI or the NSI Shareholders under the Unwind Agreement and Mutual Release contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made, in light of the circumstances under which they are made, not misleading.

8.1.7.

Cooperation on Tax Matters. NSI agrees to furnish or cause to be furnished to the other Parties upon request as promptly as practicable such information (including access to books and records) and information and assistance relating to the Agreements as is reasonably necessary for the filing of any tax or information return, for the preparation of any tax audit, and for the prosecution or defense of any claim, suit or proceeding relating to any proposed tax adjustment.

9.

CONDITIONS TO CONSUMMATION OF THE UNWIND

9.1.

Conditions to Obligations of APPO. The obligations of APPO to consummate the Unwind shall be subject to the fulfillment by the NSI Shareholders or otherwise, or written waiver by APPO, at or prior to the Closing, of each of the following conditions:

9.1.1.

The representations and warranties of the NSI Shareholders set out in this Unwind Agreement and Mutual Release shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time;

9.1.2.

The NSI Shareholders shall have performed and complied in all material respects with all covenants, conditions, obligations and agreements required by this Unwind Agreement and Mutual Release to be performed or complied with on or prior to the Closing Date;

9.1.3.

Each NSI Shareholder shall have caused to be delivered to APPO notarized instructions to cancel all APPO shares and medallion guaranteed stock powers as described in Section 4.2.1.

9.1.4.

Each NSI Shareholder shall have executed and caused to be delivered to APPO the Mutual Confidential Non-disclosure Agreement described in Section 5.1.

9.2.

Conditions to Obligations of the NSI Shareholders. The obligations of the NSI Shareholders to consummate the Unwind shall be subject to the fulfillment by APPO, or written waiver by the NSI Shareholders, at or prior to the Closing, of each of the following conditions:

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9.2.1.

The representations and warranties of APPO set out in this Unwind Agreement and Mutual Release shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time;

9.2.2.

APPO shall have performed and complied in all material respects with all covenants, conditions, obligations and agreements required by this Unwind Agreement and Mutual Release to be performed or complied with by APPO on or prior to the Closing Date.

9.2.3.

APPO shall have caused to be delivered to the NSI Shareholders the Consent to Destroy Stock Powers described in Section 4.1.1.

9.2.4.

APPO shall have executed and caused to be delivered to NSI Shareholders the Mutual Confidential Non-disclosure Agreement described in Section 5.1.

9.3.

Other Conditions to Obligations of the Parties. The obligations of Parties hereto to consummate the Unwind shall be subject to the fulfillment, or written waiver by each of APPO and the NSI Shareholders, at or prior to the Closing, of each of the following conditions:

9.3.1.

All director, shareholder, lender, lessor and other Parties’ consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required under this Unwind Agreement and Mutual Release, applicable law or any applicable contract or agreement (other than as contemplated by this Unwind Agreement and Mutual Release) to complete the Unwind shall have been secured; and

9.3.2.

No statute, rule, regulation, executive order, decree, preliminary or permanent injunction, or restraining order shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or restricts the consummation of the Unwind.

9.3.3.

The NSI Shareholder Agreement shall have been reinstated effective April 15, 2015.

10.

TERMINATION

10.1.

Termination. This Unwind Agreement and Mutual Release may be terminated at any time prior to the Closing as follows:

10.1.1.

by mutual consent of APPO and the NSI Shareholders;

10.1.2.

by APPO upon written notice to each of the NSI Shareholders if any of the conditions to the Closing set forth in Sections 9.1 or 9.3 shall have become incapable of fulfillment and shall not have been waived in writing by APPO; or

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10.1.3.

by the NSI Shareholders upon written notice to APPO if any of the conditions to the Closing set forth in Sections 9.2 or 9.3 shall have become incapable of fulfillment and shall not have been waived in writing by the NSI Shareholders.

10.2.

Procedures and Effect of Termination. In the event of termination of this Unwind Agreement and Mutual Release pursuant to Section 10.1 hereof, written notice thereof shall forthwith be given by the terminating party to the other party, and, except as set forth below, this Unwind Agreement and Mutual Release shall terminate and be void and have no effect and the Unwind shall be abandoned without any further action by the Parties hereto.  If this Unwind Agreement and Mutual Release is terminated as provided herein:

10.2.1.

each party hereto shall redeliver, and shall cause its agents (including, without limitation, attorneys and accountants) to redeliver, all documents, work papers and other material of each party hereto relating to the Unwind, whether obtained before or after the date hereof; and

10.2.2.

each party agrees that all Confidential Information received by APPO on the one hand or the NSI Shareholders, on the other hand, with respect to the other party, this Unwind Agreement and Mutual Release or the Unwind shall be kept confidential notwithstanding the termination of this Unwind Agreement and Mutual Release except as required by law.

11.

MISCELLANEOUS.

11.1.

Entire Agreement.  This Unwind Agreement and Mutual Release and the documents referred to herein constitute the entire agreement between the Parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the Parties hereto are expressly canceled. This Unwind Agreement and Mutual Release and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Unwind Agreement and Mutual Release and their successors and assigns.   The Parties have voluntarily agreed to define their rights, liabilities, and obligations respecting the Agreements exclusively in contract pursuant to the express terms and provisions of this Unwind Agreement and Mutual Release and the Parties expressly disclaim that they are owed any duties or are entitled to any remedies not expressly set forth in this Unwind Agreement and Mutual Release.

11.2.

Amendment and Modifications. This Unwind Agreement and Mutual Release may not be amended, modified or supplemented except by an instrument or instruments in writing signed by the party against whom enforcement of any such amendment, modification or supplement is sought.

11.3.

Successors and Assigns. This Unwind Agreement and Mutual Release shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns, provided, however, that no party hereto may assign its rights or delegate its obligations under this Unwind Agreement and Mutual Release without the express prior written consent of the other party hereto. Except as provided in this Article 11, nothing in

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this Unwind Agreement and Mutual Release is intended to confer upon any person not a party hereto (and their successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Unwind Agreement and Mutual Release.

11.4.

Survival of Representations, Warranties and Covenants. The representations and warranties contained herein shall survive the Closing. All covenants and agreements contained herein which by their terms contemplate actions following the Closing shall survive the Closing and remain in full force and effect in accordance with their terms. All other covenants and agreements contained herein shall not survive the Closing and shall thereupon terminate.

11.5.

Notices.  All notices, requests, demands and other communications under this Unwind Agreement and Mutual Release or in connection herewith shall be given to or made upon (i) NSI Shareholders and NSI at 6900 Wedgwood Road North, Suite 350 | Maple Grove, MN 55311, Attention: Christopher J. Flaherty with a courtesy copy (which shall not constitute notice) to Sanford, Pierson, Thone & Strean, PLC, Attn: James A. Sanford, 1905 East Wayzata Blvd, Suite 220, Wayzata, MN 55391 and (ii) to APPO at 6371 Business Blvd., No. 200, Sarasota, FL 34240 with a courtesy copy (which shall not constitute notice) to Harrison Law, P.A., 8955 U.S. Highway 301 N., No. 203, Parrish, FL  34219. All notices, requests, demands and other communications given or made in accordance with the provisions of this Unwind Agreement and Mutual Release shall be in writing, and shall be sent by airmail, return receipt requested, or by facsimile with confirmation of receipt, and shall be deemed to be given or made when receipt is so confirmed. Any party may, by written notice to the other, alter its address or respondent, and such notice shall be considered to have been given three (3) days after the airmailing or faxing thereof.

11.6.

Binding Effect.  Except as may be otherwise provided herein, this Unwind Agreement and Mutual Release will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but neither this Unwind Agreement and Mutual Release nor any of the rights or obligations hereunder shall be assigned by any of the Parties hereto without the prior written consent of the other Parties. Except as otherwise specifically provided in this Unwind Agreement and Mutual Release, nothing in this Unwind Agreement and Mutual Release is intended or will be construed to confer on any person other than the Parties hereto any rights or benefits hereunder.

11.7.

Headings.  The headings in this Unwind Agreement and Mutual Release are intended solely for convenience of reference and will be given no effect in the construction or interpretation of this Unwind Agreement and Mutual Release.

11.8.

Counterparts.  This Unwind Agreement and Mutual Release may be executed in multiple counterparts, each of which will be deemed an original, and all of which together will constitute one and the same document. Any signature page delivered by a fax machine, telecopy machine or electronic mail shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or

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any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original signed counterpart to any party which requests it.

11.9.

Governing Law; Venue. This Unwind Agreement and Mutual Release shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Minnesota, Florida, or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Unwind Agreement and Mutual Release may be brought against any of the Parties in the courts of the State of Florida, County of Sarasota, or, if it has or can acquire jurisdiction, in the United States District Court for the Middle District of Florida, and each of the Parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.  Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

11.10.

Waivers.  Compliance with the provisions of this Unwind Agreement and Mutual Release may be waived only by a written instrument specifically referring to this Unwind Agreement and Mutual Release and signed by the party waiving compliance. No course of dealing, nor any failure or delay in exercising any right, will be construed as a waiver, and no single or partial exercise of a right will preclude any other or further exercise of that or any other right.

11.11.

Pronouns.  The use of a particular pronoun herein will not be restrictive as to gender or number but will be interpreted in all cases as the context may require.

11.12.

Joint Preparation. This Unwind Agreement and Mutual Release has been jointly prepared by the Parties and the provisions hereof will not be construed more strictly against one party than another as a result of its participation in such preparation.  Each party has consulted such legal, financial, technical or other expert it deems necessary or desirable before entering into this Unwind Agreement and Mutual Release. Each party warrants that it has read, knows, understands and agrees with the terms and conditions of this Unwind Agreement and Mutual Release.

11.13.

Time Periods.  Any action required hereunder to be taken within a certain number of days will be taken within that number of calendar days unless otherwise provided; provided, however, that if the last day for taking such action falls on a weekend or a holiday, the period during which such action may be taken will be automatically extended to the next business day.

11.14.

Modification.  Any term of this Unwind Agreement and Mutual Release may be amended with the written consent of NSI, APPO and the NSI Shareholders.

11.15.

Severability.  If one or more provisions of this Unwind Agreement and Mutual Release are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this

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Unwind Agreement and Mutual Release and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

11.16.

Public Announcements. Prior to Closing, any public announcement or similar publicity with respect to this Unwind Agreement and Mutual Release or the contemplated transactions will be issued, if at all, at such time and in such manner as APPO and NSI mutually agree, and if after the Closing only as determined by APPO and NSI.  Prior to Closing, unless mutually agreed by the APPO and NSI in advance or required by legal requirements, the Parties shall keep this Unwind Agreement and Mutual Release strictly confidential and may not make any disclosure of this Unwind Agreement and Mutual Release to any Person.  APPO and NSI will consult and agree with each other concerning the means by which the NSI's employees, customers, and suppliers and others having dealings with the NSI will be informed of the contemplated transactions if prior to Closing, and both Parties will have the right to be present for any such communication if prior to Closing.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the Parties hereto have executed this Unwind Agreement and Mutual Release on as of the date first above written.

ALPHAPOINT TECHNOLOGY, INC.
By:	/s/ GARY MACLEOD
Its:	Chief Executive Officer

N’COMPASS SOLUTIONS, INC.
By:	/s/ CHRISTOPHER J. FLAHERTY
Its:	President and CEO

Former NSI SHAREHOLDERS: /s/ CHRISTOPHER J. FLAHERTY
Christopher J. Flaherty /s/ CHRISTOPHER J. PINC
Christopher J. Pinc /s/ KRISTIN F. PAUL
Kristin F. Paul /s/ KEITH A. MEIERHOFER
Keith A. Meierhofer /s/ THOMAS H. FRAHM
Thomas H. Frahm /s/ THOMAS J. MUGGLI
Thomas J. Muggli /s/ JOSHUA J. VERHELST
Joshua J. Verhelst

NSI/APPO Unwind

EXHIBIT 10.2

SCHEDULE 1

Share Exchange and Other Agreements Subject to this Unwind Agreement and Mutual Release

	Title	Parties	Date
1.	Share Exchange Agreement

AlphaPoint Technology, Inc. (“APPO”), N’compass Solutions, Inc. (“NSI”), Christopher J. Flaherty, Christopher J. Pinc, Kristin F. Paul, Keith A. Meierhofer, Thomas H. Frahm, Thomas J. Muggli and Joshua J. Verhelst

December 19, 2014
2.	Lock-up Agreement	APPO, Christopher J. Flaherty	December 19, 2014
3.	Lock-up Agreement	APPO, Christopher J. Pinc	December 19, 2014
4.	Lock-up Agreement	APPO, Kristin F. Paul	December 19, 2014
5.	Lock-up Agreement	APPO, Keith A. Meierhofer	December 19, 2014
6.	Lock-up Agreement	APPO, Thomas H. Frahm	December 19, 2014
7.	Lock-up Agreement	APPO, Thomas J. Muggli	December 19, 2014
8.	Lock-up Agreement	APPO, Joshua J. Verhelst	December 19, 2014
9.	Funding Agreement	APPO, NSI, Christopher J. Flaherty, Christopher J. Pinc, Kristin F. Paul, Keith A. Meierhofer, Thomas H. Frahm, Thomas J. Muggli and Joshua J. Verhelst	December 19, 2014
10.	Stock Pledge Agreement	APPO, NSI, Christopher J. Flaherty, Christopher J. Pinc, Kristin F. Paul, Keith A. Meierhofer, Thomas H. Frahm, Thomas J. Muggli and Joshua J. Verhelst	December 22, 2014
11.	Employment Agreement	APPO, Christopher J. Flaherty	December 19, 2014
12.	Employment Agreement	APPO, Christopher J. Pinc	December 19, 2014
13.	Employment Agreement	APPO, Kristin F. Paul	December 19, 2014
14.	Employment Agreement	APPO, Keith A. Meierhofer	December 19, 2014
15.	Employment Agreement	APPO, Gary W. Macleod	December 19, 2014

NSI/APPO Unwind